Exhibit 13.2

                 In connection with the Annual Report of Dynamic Oil & Gas, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael A. Bardell, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

•	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Bardell
Michael A. Bardell Chief Financial Officer (Principal Financial and Accounting Officer)

March 29, 2005